UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 11, 2019

OXFORD IMMUNOTEC GLOBAL PLC

(Exact name of registrant as specified in its charter)

England and Wales

(State or other jurisdiction

of incorporation)

001-36200	98-1133710
(Commission File Number)	(IRS Employer Identification No.)

94C Innovation Drive, Milton Park, Abingdon OX14 4RZ, United Kingdom

(Address of principal executive offices)

Registrant’s telephone number including area code +44 (0) 1235 442780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, £0.006705 nominal value per share	OXFD	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement

Effective October 8, 2013, Oxford Immunotec Ltd. (“OI”), a wholly owned subsidiary of Oxford Immunotec Global PLC (the “Company”), entered into a distributorship agreement (the “Distributorship Agreement”) with Fosun Long March Medical Science Co. Ltd. and Shanghai Xin Chang Medical Device Co. Ltd. (collectively, the “Distributors”). Pursuant to the Distributorship Agreement, the Distributors served as the exclusive distributor of OI’s TB-related products in a territory consisting of the People’s Republic of China, including Macau Special Administrative Regions, and also served as the non-exclusive distributor in Hong Kong. The Distributorship Agreement imposed certain annual minimum purchase obligations at agreed upon pricing and covered OI’s products, as well as other accessories which may be used in conjunction with the products. Pursuant to the terms of the Distributorship Agreement, either party may terminate the agreement with immediate effect for a material irremediable or uncured breach or in the event of bankruptcy or equivalent winding up of the other party’s business.

A summary of the other material terms of the Distributorship Agreement is included in the Company’s Annual Report on Form 10-K filed on March 28, 2019 (the “2019 Form 10-K”), which is qualified in its entirety by reference to the full text of the Distributorship Agreement and amendments, which are filed as Exhibits 10.14 through 10.19 to the 2019 Form 10-K and Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on August 6, 2019, and incorporated herein by reference.

On September 11, 2019, OI notified the Distributors that it was terminating the Distributorship Agreement, effective immediately. The termination notice claims material breaches by the Distributors in the performance of its obligations under the Distributorship Agreement. OI provided notice that the Distributorship Agreement was terminated, effective immediately, pursuant to Clause 12.3 of the Distributorship Agreement. The Company does not expect to incur any early termination penalties as a result of the termination of the Distributorship Agreement. Pursuant to Clause 3.1.3 of the Distributorship Agreement, the Distributors are obligated to refrain from dealing in any products in the People’s Republic of China, including the Macau Special Administrative Regions and Hong Kong (the “Territory”), which would be competitive with OI’s products through a period extending 12 months after the termination of the Distributorship Agreement.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2019

OXFORD IMMUNOTEC GLOBAL PLC

By:	/s/ Matthew T E McLaughlin

Name:	Matthew T E McLaughlin
Title:	Chief Financial Officer